Exhibit 19 to 13D
   Amendment No. 1
   SWVA Bancshares, Inc.

   SWVA
   Bancshares, Inc.



                                 September 26, 1997



   Mr. Richard J. Nelson
   LaSalle Capital Management, Inc.
   Suite 500
   350 E. Michigan Avenue
   Kalamazoo, MI 49007

   Dear Mr. Nelson:

   Please find enclosed copies of the documents that you are entitled to under Virginia law.

                                 Very truly yours,


                                 /s/ B.L. Rakes
                                 B. L. Rakes
                                 President

   Mgs